                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 23, 2000




                               TBM HOLDINGS, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Florida                        0-18707                  59-2824411
(State or Other Jurisdiction          (Commission              (IRS Employer
    of Incorporation)                 File Number)           Identification No.)

136 Main Street, Westport, Connecticut                             06880
(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number, including area code           (203) 227-6140


                                       N/A
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

              This Amendment is being filed by TBM Holdings, Inc., a Florida corporation (the "Company"), as an amendment to its Current Report on Form 8-K dated February 23, 2000, as filed with the Securities and Exchange Commission on March 9, 2000, to include the financial information required by Items 310(c) and 310(d) of Regulation S-B, under Item 7 of Form 8-K.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              Item 7(a)    Financial Statements of Business Acquired.

              Financial Information                                                    Page
              ---------------------                                                    ----
              Independent Auditors' Report                                             F-1
              Consolidated Balance Sheets as of June 30, 1999 and 1998                 F-2
              Consolidated Statements of Operations
                  for the years ended June 30, 1999 and 1998                           F-3
              Consolidated Statements of Stockholders' Equity and
                  Comprehensive Loss for the years ended June 30, 1999
                  and 1998                                                             F-4
              Consolidated Statements of Cash Flows
                  for the years ended June 30, 1999 and 1998                           F-5
              Notes to Consolidated Financial Statements                               F-6
              Consolidated Balance Sheets as of January 1, 2000 and
                  June 30, 1999 (Unaudited)                                            F-17
              Consolidated  Statements of Operations for the six months
                  ended January 1, 2000 and 1999 (Unaudited)                           F-18
              Consolidated Statements of Cash Flows for the six months
                  ended January 1, 2000 and 1999 (Unaudited)                           F-19
              Notes to Consolidated Financial Statements (Unaudited)                   F-20

              Item 7(b)    Pro Forma Financial Information.


              Financial Information                                                    Page
              ---------------------                                                    ----
              Unaudited Pro Forma Financial Statements                                 F-26
              TBM Holdings, Inc. Unaudited Condensed Combined Pro Forma
                  Balance Sheet as of January 1, 2000                                  F-27
              TBM Holdings, Inc. Notes to Unaudited Condensed
                  Combined Pro Forma Balance Sheet                                     F-28
              TBM Holdings, Inc. Unaudited Condensed Combined Pro Forma
                  Statement of Operations for the year ended January 1, 2000           F-29
              TBM Holdings, Inc. Notes to Unaudited Condensed
                  Combined Pro Forma Statement of Operations                           F-30

              Item 7(c)    Exhibits.

              Exhibit No.           Description
              -----------           -----------
                  2.1               Amended and Restated Agreement and Plan of
                                    Merger, dated February 4, 2000, among TBM
                                    Holdings, Inc., TBM Acquisition I, Inc.,
                                    Long Reach Holdings, Inc. and certain
                                    shareholders of Long Reach Holdings, Inc.,
                                    previously filed as an exhibit to the
                                    Company's Current Report on Form 8-K
                                    dated February 4, 2000, filed with the
                                    Commission on February 15, 2000.

                  23.1              Consent of KPMG LLP.

                  99.1              Press Release dated March 9, 2000,
                                    previously filed as an exhibit to the
                                    Company's Current Report on Form 8-K dated
                                    February 23, 2000, filed with the Commission on March 9, 2000.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Long Reach Holdings, Inc.:


We have audited the accompanying consolidated balance sheets of Long Reach Holdings, Inc. and subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Long Reach Holdings, Inc. and subsidiary as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                  KPMG LLP


Houston, Texas
February 23, 2000

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets

                             June 30, 1999 and 1998


                                   ASSETS                                                1999               1998
                                                                                         ----               ----
Current assets:
    Cash                                                                            $    120,783       $    255,887
    Accounts receivable, net of allowance for doubtful accounts of
      $112,797 and $561,419 at June 30, 1999 and 1998, respectively                    6,253,017          4,315,938
    Income tax receivable                                                                      -            882,337
    Inventories                                                                        9,008,340          9,141,009
    Prepaid expenses and other receivables                                               157,876            160,010
                                                                                      -----------        -----------

             Total current assets                                                     15,540,016         14,755,181
                                                                                      -----------        -----------

Property, plant and equipment, at cost                                                17,230,453         22,190,554
    Less accumulated depreciation                                                      7,485,767          8,227,516
                                                                                      -----------        -----------

             Net property, plant and equipment                                         9,744,686         13,963,038
                                                                                      -----------        -----------
Cost in excess of net assets of businesses acquired, net of accumulated amortization of $1,554,344 and $1,354,910 at June 30, 1999 and 1998,
  respectively                                                                         5,564,210          5,763,644

Debt issuance costs                                                                      426,895            580,367

Other assets                                                                              84,927            124,675
                                                                                      -----------        -----------
                                                                                    $ 31,360,734       $ 35,186,905
                                                                                      ===========        ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Trade accounts payable                                                          $  4,454,183       $  3,976,187
    Accrued expenses                                                                   1,364,612          1,591,235
    Current portion of revolving credit loan                                           3,987,456          1,383,670
    Current portion of long-term debt                                                  6,501,817          3,414,753
    Current portion of other long-term liabilities                                             -             10,770
    Net deferred tax liability                                                           167,872            102,428
    Bank overdraft payable                                                               430,583            726,295
                                                                                      -----------        -----------
             Total current liabilities                                                16,906,523         11,205,338
                                                                                      -----------        -----------
Revolving credit loan                                                                  3,200,000          5,739,662

Long-term debt, excluding current portion                                              5,570,795         10,468,526

Other long-term liabilities                                                               22,668                  -

Net deferred tax liability                                                               547,721          2,045,163

Mandatory redeemable convertible Series D preferred stock, $10 par and liquidation value.  Authorized 250,000 shares; 219,975 shares issued and
    outstanding                                                                        2,322,387                  -

Mandatory redeemable warrants and common stock, $0.01 par value -
    1,133,333 shares issued and outstanding at June 30, 1999 and 1998                  1,868,871          1,868,871

Stockholders' equity:
    Series B preferred stock, $.01 par value, $.45 liquidation value.
      Authorized 1,900,000 shares; 1,785,322 issued and outstanding at June 30,
      1999 and 1998                                                                       17,853             17,853

    Series C preferred stock, $.01 par value, $.90 liquidation value.
      Authorized 1,900,000 shares; 1,785,322 issued and outstanding at June 30,
      1999 and 1998                                                                       17,853             17,853

    Common stock, $.01 par value.   Authorized 7,500,000 shares; 4,786,678
      shares issued and outstanding at June 30, 1999 and 1998, of which
      1,133,333 shares are considered mandatory redeemable.                               36,534             36,534

    Additional paid-in capital                                                         3,525,880          3,525,880

    Accumulated other comprehensive loss - foreign currency translation
      adjustments                                                                       (154,679)          (194,750)

    Retained earnings (deficit)                                                       (2,521,672)           455,975
                                                                                      -----------        -----------
             Total stockholders' equity                                                  921,769          3,859,345

Commitments and contingencies
                                                                                      -----------        -----------
                                                                                    $ 31,360,734       $ 35,186,905
                                                                                      ===========        ===========

          See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                      Consolidated Statements of Operations

                       Years ended June 30, 1999 and 1998


                                                                                          1999               1998
                                                                                          ----               ----
Revenue                                                                              $ 39,439,273       $ 41,239,191

Cost of sales                                                                          32,465,698         31,639,145
                                                                                      -----------        -----------
             Gross profit                                                               6,973,575          9,600,046

Selling, general and administrative expenses                                           10,687,531          9,872,594
Nonrecurring expenses                                                                           -          2,230,121
                                                                                      -----------        -----------
             Operating loss                                                            (3,713,956)        (2,502,669)

Interest expense                                                                        2,017,348          2,190,202

Other income, net                                                                      (1,544,724)          (190,148)
                                                                                      -----------        -----------
             Loss before federal and state income taxes                                (4,186,580)        (4,502,723)
                                                                                      -----------        -----------

Federal and state income tax expense (benefit):
    Current                                                                               100,428           (793,646)
    Deferred                                                                           (1,431,998)          (636,050)
                                                                                      -----------        -----------
                                                                                       (1,331,570)        (1,429,696)
                                                                                      -----------        -----------
             Net loss                                                                $ (2,855,010)      $ (3,073,027)
                                                                                      ===========        ===========


          See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

     Consolidated Statements of Stockholders' Equity and Comprehensive Loss

                       Years ended June 30, 1999 and 1998




                                                    SERIES B                     SERIES C
                                                 PREFERRED STOCK              PREFERRED STOCK               COMMON STOCK
                                                 ---------------              ---------------               ------------
                                                SHARES        AMOUNT        SHARES         AMOUNT        SHARES         AMOUNT
                                                ------        ------        ------         ------        ------         ------
Balances at June 30, 1997                      1,785,322       $17,853      1,785,322       $17,853      3,653,345       $36,534

Dividends on preferred stock                          -            -              -             -              -             -

Comprehensive loss:
     Net loss                                         -            -              -             -              -             -
     Foreign currency
        translation adjustments                       -            -              -             -              -             -

           Total comprehensive loss
                                               ---------     ---------      ---------     ---------      ---------     ---------

Balances at June 30, 1998                      1,785,322        17,853      1,785,322        17,853      3,653,345        36,534

Dividends on mandatory redeemable
     Series D preferred stock                         -            -              -             -              -             -

Comprehensive income (loss):
     Net loss                                         -            -              -             -              -             -
     Foreign currency
        translation adjustments                       -            -              -             -              -             -

           Total comprehensive loss
                                               ---------     ---------      ---------     ---------      ---------     ---------
Balances at June 30, 1999                      1,785,322       $17,853      1,785,322       $17,853      3,653,345       $36,534
                                               =========     =========      =========     =========      =========     =========


                                                                ACCUMULATED
                                         ADDITIONAL                OTHER                 RETAINED
                                          PAID-IN              COMPREHENSIVE             EARNINGS
                                          CAPITAL                  LOSS                 (DEFICIT)              TOTAL
                                          -------                  ----                 ---------              -----
Balances at June 30, 1997                $  3,525,880             $          -           $  3,649,516       $  7,247,636

Dividends on preferred stock                        -                        -               (120,514)          (120,514)

Comprehensive loss:
     Net loss                                       -                        -             (3,073,027)        (3,073,027)
     Foreign currency
        translation adjustments                     -                 (194,750)                     -           (194,750)

                                                                                                              -----------
           Total comprehensive loss                                                                           (3,267,777)
                                            ---------                ---------              ---------         -----------

Balances at June 30, 1998                   3,525,880                 (194,750)               455,975          3,859,345

Dividends on mandatory redeemable
     Series D preferred stock                       -                        -               (122,637)          (122,637)

Comprehensive income (loss):
     Net loss                                       -                        -             (2,855,010)        (2,855,010)
     Foreign currency
        translation adjustments                     -                   40,071                      -             40,071
                                                                                                              -----------
           Total comprehensive loss                                                                           (2,814,939)
                                            ---------                ---------              ---------         -----------
Balances at June 30, 1999                $  3,525,880             $   (154,679)          $ (2,521,672)      $    921,769
                                            =========                =========              =========         ===========


          See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                       Years ended June 30, 1999 and 1998


                                                                                           1999               1998
                                                                                           ----               ----
Cash flows from operating activities:
    Net loss                                                                        $ (2,855,010)       $ (3,073,027)
    Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
        Depreciation                                                                   1,501,736           1,626,146
        Amortization                                                                     429,114             561,356
        Deferred income taxes                                                         (1,431,998)           (636,050)
        (Gain) loss on sale of property, plant and equipment                            (938,358)             53,765
        Changes in assets and liabilities, net of effects of acquisition:
           Accounts receivable, net                                                   (1,937,079)              8,310
           Inventories                                                                   132,669          (1,600,008)
           Prepaid expenses and other receivables                                        916,976              13,024
           Other assets                                                                   39,748             113,521
           Trade accounts payable                                                        477,996             881,524
           Accrued expenses                                                             (105,637)         (1,320,150)
                                                                                     -----------         -----------

                  Net cash used in operating activities                               (3,769,843)         (3,371,589)
                                                                                     -----------         -----------

Cash flows from investing activities:
    Capital expenditures for property, plant and equipment, net                       (1,583,941)         (2,422,891)
    Proceeds from sale of property, plant and equipment, net of selling costs          5,159,032              53,765
                                                                                     -----------         -----------

                  Net cash provided by (used in) investing activities                  3,575,091          (2,369,126)
                                                                                     -----------         -----------

Cash flows from financing activities:
    Change in bank overdraft payable                                                    (295,712)              1,022
    Net borrowings under revolving credit loan                                            64,124           5,313,171
    Borrowings under long-term debt                                                    5,341,162           1,575,000
    Principal payments on long-term debt                                              (7,151,829)         (1,183,441)
    Debt issuance costs                                                                 (108,713)            (29,279)
    Proceeds from issuance of Series D preferred stock                                 2,199,750                  --
    Payment of dividends on preferred stock                                                   --             (60,257)
                                                                                     -----------         -----------

                  Net cash provided by financing activities                               48,782           5,616,216
                                                                                     -----------         -----------

                  Effect of foreign currency translation on cash                          10,866             (68,631)
                                                                                     -----------         -----------

                  Net decrease in cash                                                  (135,104)           (193,130)

Cash at beginning of year                                                                255,887             449,017
                                                                                     -----------         -----------
Cash at end of year                                                                 $    120,783        $    255,887
                                                                                     ===========         ===========
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                          $  2,071,782        $  1,963,020
    Cash paid during the year for income taxes                                                --             351,040
                                                                                     ===========         ===========
Supplemental disclosure of noncash activities:
    Accrual of mandatory redeemable Series D preferred stock dividend               $    122,637        $         --
    Accrual of Series B and Series C preferred stock dividend                                 --              60,257
                                                                                     ===========         ===========



          See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

(1)    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS

       The primary business of Long Reach Holdings, Inc. and subsidiary (the Company) is the manufacturing and marketing of hydraulically activated material handling equipment in Houston, Texas; Little Rock, Arkansas; and Wingfield, South Australia. The Company markets the majority of its products through numerous material handling dealers in the U.S. and internationally. The Company's raw materials are readily available and the Company is not dependent on a single supplier or only a few suppliers of proprietary products and is not dependent on any one customer. On February 23, 2000, the Company completed a merger with a wholly-owned subsidiary of TBM Holdings, Inc. (TBM Merger) (see note 11).

       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of Long Reach Holdings, Inc. and its wholly-owned subsidiary, Brudi Pacific Pty Ltd. All significant intercompany transactions have been eliminated in consolidation.

       RECLASSIFICATION

       Certain amounts previously reported in the financial statements have been reclassified to conform to the current year presentation.

       USE OF ESTIMATES

       Management of the Company has made a number of estimates and assumptions related to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       INVENTORY VALUATION

       Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                            June 30, 1999 and 1998

       Depreciation of property, plant and equipment is calculated on the straight-line method, based on the estimated useful lives of the various assets, as follows:

                                                                LIFE
                                                                ----
                          Buildings and improvements        25 - 30 years
                          Machinery and equipment            5 - 12 years
                          Furniture and fixtures                  8 years

       Equipment held under capital leases is depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

       INCOME TAXES

       Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       COMPREHENSIVE INCOME (LOSS)

       On July 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components. Comprehensive income (loss), consisting of net income
       (loss) and foreign currency translation adjustments, is presented in the consolidated statements of stockholders' equity and comprehensive loss. SFAS No. 130 does not affect the Company's financial position or results of operations. Prior year consolidated financial statements have been reclassified to conform to the requirements of SFAS No. 130.

       COST IN EXCESS OF NET ASSETS OF BUSINESSES ACQUIRED AND DEBT ISSUANCE
       COSTS

       The cost in excess of net assets of businesses acquired is being amortized on a straight-line basis over 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of this intangible asset will be impacted if estimated future operating cash flows are not achieved.

       Debt issuance costs are being amortized over the life of the related debt and are included as a component of interest expense.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


       REVENUE RECOGNITION

       Revenue is recognized at the time the product is shipped.

       FOREIGN CURRENCY TRANSLATION

       Assets and liabilities of the foreign subsidiary have been translated into United States dollars at the applicable rates of exchange in effect at the end of the period reported. Revenues and expenses have been translated at the applicable weighted average rates of exchange in effect during the period reported. Translation adjustments are excluded from the statement of operations and are reported as accumulated other comprehensive loss, as a separate component of stockholders' equity until realized. Any transaction gains and losses are included in net income.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The Company believes that the carrying amounts of its current assets, current liabilities, revolving credit loan and long-term debt approximate the fair value of such items at June 30, 1999 and 1998.

(2)    INVENTORIES

       Inventory costs at June 30, 1999 and 1998 are summarized as follows:

                                                      1999              1998
                                                      ----              ----
                             Raw materials        $ 4,599,682       $ 5,160,729
                             Work in process        1,474,966         1,238,855
                             Finished goods         3,490,677         3,114,830
                             LIFO reserve            (556,985)         (373,405)
                                                   ----------        ----------
                            Total inventories     $ 9,008,340       $ 9,141,009
                                                   ==========        ==========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


(3)    PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment costs at June 30, 1999 and 1998 are summarized as follows:

                                                     1999              1998
                                                     ----              ----
                   Land                        $    860,674      $  1,533,875
                   Buildings and improvements     4,112,377         7,550,503
                   Machinery and equipment        9,802,223         9,370,346
                   Furniture and fixtures         2,321,926         2,281,481
                   Construction in progress         133,253         1,454,349
                                                -----------       -----------
                                               $ 17,230,453      $ 22,190,554
                                                ===========       ===========

       During 1998, the Company consolidated its Ridgefield, Washington manufacturing operations into the Houston, Texas and Little Rock, Arkansas operations. In connection with this restructuring, the Company had been marketing the Ridgefield land and building for sale. On January 15, 1999, the Company completed the sale of the Ridgefield, Washington land and building for approximately $5.4 million. Proceeds of approximately $5.1 million, net of selling costs were used to pay down the revolving credit loan and note payable to bank and for working capital and general corporate purposes. The Company realized a gain on the sale of approximately $0.9 million, which is included in other income for the year ended June 30, 1999.

       In connection with the TBM Merger as discussed in note 11, land and buildings with a net book value of approximately $1,500,000 were distributed to certain holders of equity interest in the Company.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


(4)    LONG-TERM DEBT AND REVOLVING CREDIT LOAN

       Long-term debt at June 30, 1999 and 1998 is summarized as follows:

                                                                           1999              1998
                                                                           ----              ----
                Note payable to bank, due in monthly                 $ 4,850,000           $        -
                    principal installments of $51,196,
                    beginning August 1, 1999, plus interest
                    at the lender's prime rate plus 0.75%, with
                    final payment due April 20, 2002
                Note payable to bank, due in monthly                           -             7,130,000
                    principal installments of $90,000 beginning
                    August 1, 1996, plus interest at lender's
                    prime rate plus 1.5%, with final payment
                    due December 31, 1998
                Notes payable to stockholders, interest                5,955,000             5,955,000
                    at 12% paid monthly, due in monthly
                    principal installments of $187,500
                    beginning June 30, 2001, with final
                    payment due June 19, 2003
                Notes payable to stockholders, interest                  620,000               620,000
                    at 12% paid monthly, due in monthly
                    installments of $20,833 beginning June 30,
                     2001, with final payment due June 19, 2003
                Notes payable to stockholders, interest at               491,162                     -
                    12% paid monthly, due January 31, 2000
                Capital lease obligations, interest between              156,450               178,279
                    5.7 - 14.25% due in monthly installments          ----------           -----------

                              Total long-term debt                    12,072,612            13,883,279

                Less current portion                                   6,501,817             3,414,753
                                                                      ----------           -----------

                              Long-term debt, excluding
                                 current portion                     $ 5,570,795           $10,468,526
                                                                      ==========           ===========


       During fiscal year 1998 and through April 20, 1999, the Company had a revolving credit loan that contained a maximum limit of $7,500,000. The borrowing base was calculated as a percentage of eligible accounts receivable as defined in the agreement and a percentage of inventory. This revolving credit loan bore interest at the lender's prime rate plus 1.5% and expired June 19, 1999. At June 30, 1998, $7,123,332 was outstanding under the revolving credit loan and the Company was overdrawn on its borrowing base by $565,725. As of June 30, 1998, the Company was in default on numerous financial covenants on the revolving credit loan and notes payable to stockholders, and on April 20, 1999, entered into a new lending agreement to replace the revolving credit loan.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


       Effective April 20, 1999, the Company entered into a new credit agreement with a bank to replace the existing revolving credit loan and note payable to its existing lender. The new credit agreement includes a revolving credit loan with a maximum commitment of $8,000,000, subject to borrowing base availability and other items, and a term loan of $4,850,000. Interest accrues on borrowings through the new credit agreement at the bank's prime rate (7.75% at June 30, 1999) plus 0.50% to 0.75% under differing circumstances. Subject to borrowing base limitations calculated on eligible inventory and accounts receivable, the revolving credit loan is due and payable on April 20, 2002. Additionally, a one-quarter percent fee per annum is paid to the bank for the unused portion of the revolving loan commitment. A commitment fee of $47,500 was paid to the bank at the time of entering into the new credit agreement. At June 30, 1999, the borrowing base availability for the revolving credit loan was determined to be $7,668,254, of which the Company had utilized $7,187,456.

       The new credit agreement requires the Company, among other provisions to:
       (1) maintain certain financial ratios and covenants, (2) maintain and assign to the bank, key man life insurance policies in the amount of $1 million on each of the Company's president and chief financial officer,
       (3) restrict dividend payments without the bank's approval and (4) pay an early termination fee in the event the credit agreement is terminated prior to its scheduled maturity. The credit agreement is secured by substantially all the assets of the Company.

       At June 30, 1999, the Company was in default on numerous financial covenants under the new credit agreement and notes payable to stockholders. The Company obtained a forbearance agreement from the bank. However, at October 31, 1999, the Company was unable to comply with one of the financial covenants of the forbearance agreement. While the Company received a waiver of payment acceleration from holders of the notes payable to stockholders, no such waiver was received from the bank.

       In connection with the TBM Merger (see note 11), the Company amended its existing bank credit facility, which cured the default under the forbearance agreement. The Company, in connection with the TBM Merger, reduced the amount outstanding on its existing revolving loan and term loan to $3,200,000 and $2,500,000, respectively. Interest on the amended bank revolving credit loan accrues at the prime rate plus 0.25% to 1.00% under different circumstances. The revolving credit loan matures on March 31, 2003. The amendment also provides that the term loan be repaid in principal installments of $60,000, payable on the first day of each month beginning January 1, 2001, and continuing through and including December 1, 2001, and $50,000, payable on the first day of each month beginning January 1, 2002, and continuing through March 31, 2003. The Company is required to meet certain financial covenants as defined in the amendment.

       Additionally, as discussed in note 11, $6.0 million of the subordinated debt was refinanced through the issuance of $3.0 million of new subordinated debt and 500,000 shares of TBM common stock valued at $6 per share.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


       All of the above notes and the revolving credit loan are secured by liens on substantially all of the Company's assets. In addition, the agreements contain various restrictions relating to entering into certain activities, payment of dividends, investments, capital leases, purchases and sales of assets, etc. and also require compliance with certain financial ratios and minimum levels of working capital.

       The aggregate maturities of the Company's long-term debt and revolving credit loan at June 30, 1999 (after giving effect to the refinancing in the Merger with a wholly-owned subsidiary of TBM Holdings, Inc. discussed in note 11) are as follows:

                                  Year Ending
                                    June 30,
                               ---------------------
                                     2000                   $10,489,273
                                     2001                       427,789
                                     2002                       663,006
                                     2003                     4,680,000
                                     2004                             -
                                  Thereafter                  3,000,000
                                                            ------------
                                                            $19,260,068
                                                            ============

(5)    STOCKHOLDERS' EQUITY

       During 1996, Long Reach Holding's Board restated the Company's Articles of Incorporation to authorize the issuance of 1,900,000 shares of Series B, 5% cumulative, preferred stock with a par value of $0.01 and 1,900,000 shares of Series C, 5% cumulative, preferred stock with a par value of $0.01. Series B shares have a face and liquidation value of $0.45, and Series C shares have a face and liquidation value of $0.90. At June 30, 1999 and 1998, preferred dividends in arrears amounted to $180,773 and $60,257, respectively. At June 30, 1999, $120,516 of dividends in arrears had not been declared by the board of directors and were therefore not accrued by the Company. The Company's agreement with its bank lender limits the payment of dividends.

       On August 3, 1998, the Company issued 219,975 shares of Series D, 6% Mandatory Redeemable Convertible Preferred Stock (Series D) at a par value of $10.00 per share, together with warrants exercisable into an aggregate of 1,000,000 shares of common stock at a price of $1.50 per share. Proceeds of approximately $2,167,000, net of offering costs, were used for working capital and other general corporate purposes. Dividends on the Series D are fully cumulative and payable when, as, and if declared, in cash or shares of common stock (at a rate of $0.75 per share of common stock), at the option of the holder of the shares of Series D preferred stock. All of the Series D shall be redeemed upon the earlier of certain events, including a change in control, or July 31, 2001 at a redemption price of $10.00 per share plus any accumulated and unpaid dividends subject to the terms of certain agreements the Company has entered into with its lenders. If not redeemed on July 31, 2001, the dividend rate of the Series D will increase 1% on July 31, 2001 and shall continue to increase in increments of 1% annually until redeemed or the dividend rate increases to 10%. The Series D is convertible into 13.33 shares of the Company's common stock at the option of the holder. At June 30, 1999, $122,637 of dividends in arrears has been accrued by the Company and is included in mandatory redeemable preferred stock.

                   LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                            June 30, 1999 and 1998


     In connection with the August 3, 1998 issuance of the Series D, the Company granted a put option to certain shareholders who own common stock and warrants to purchase common stock of the Company. This put option gives the holders thereof the right to sell all or any part of their shares of common stock and warrants and shares of common stock issuable or issued upon the exercise of the warrants. The Company is not obligated to repurchase such securities until after the earliest to occur of (a) June 19, 2001, (b) a public offering of the Company's common stock, (c) a "change in control" as defined in the Note, Stock, and Warrant Purchase Agreement dated June 19, 1996 (Purchase Agreement) and in the Series B Purchase Agreement, or (d) the occurrence of certain events of default under the Purchase Agreement. If the put option is exercised, the Company would have to pay the fair value per share as defined in the Series D Preferred Stock Agreement. Accordingly, at June 30, 1999 and 1998, the Company has classified the book value of the common stock, and warrants to purchase common stock, subject to the put options, outside of equity as Mandatory Redeemable Common Stock.

     In connection with the TBM Merger (see note 11), each outstanding share of the Company's common and preferred stock, and all warrants, options and other rights to purchase the Company's common stock were canceled and extinguished.

(6)  INCOME TAXES

     Income tax expense (benefit) for the years ended June 30, 1999 and 1998 consists of:

                                          CURRENT           DEFERRED            TOTAL
                                          -------           --------            -----
         Year ended June 30, 1999:
            U.S. federal               $        --       $ (1,431,998)      $ (1,431,998)
            State and local                 (8,572)                --             (8,572)
            Foreign                        109,000                 --            109,000
                                       -----------        -----------        -----------
                                       $   100,428       $ (1,431,998)      $ (1,331,570)
                                       ===========        ===========        ===========
         Year ended June 30, 1998:
            U.S. federal               $  (881,741)      $   (636,050)      $ (1,517,791)
            State and local                     95                 --                 95
            Foreign                         88,000                 --             88,000
                                       -----------        -----------        -----------
                                       $  (793,646)      $   (636,050)      $ (1,429,696)
                                       ===========        ===========        ===========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


     The reasons for the difference between the amount of tax expense (benefit) provided and the amount of tax expense (benefit) computed by applying the federal statutory income tax rate of 34% to income before income taxes, were as follows for the years ended June 30, 1999 and 1998:

                                                      1999               1998
                                                      ----               ----
         Tax benefit at statutory rate           $ (1,423,437)      $ (1,530,925)
         Goodwill amortization                         67,585             67,585
         State, local and foreign income taxes         66,283             58,143
         Other, net                                   (42,001)           (24,499)
                                                  -----------        -----------

                  Total benefit                  $ (1,331,570)      $ (1,429,696)
                                                  ===========        ===========


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1999 and 1998 are presented below:


                                                                  1999               1998
                                                                  ----               ----
    Deferred tax assets:
       Current portion:
        Accounts receivable, due to
          allowance for doubtful accounts                     $    38,351        $   190,882
        Vacation accrual                                           44,729             34,750
        Warranty accrual                                           87,984             23,666
        Inventories, due to uniform
          capitalization rules                                     24,548             44,846
        Deferred compensation                                      33,648                 --
                                                              -----------        -----------
                                                                  229,260            294,144
       Long-term portion:
        Deferred compensation                                       5,139             10,677
        Net operating loss carryforward                         1,224,747            889,676
                                                              -----------        -----------
             Total deferred tax assets                          1,459,146          1,194,497
                                                              -----------        -----------
    Deferred tax liabilities:
       Current portion - inventories, due
        to difference in the LIFO reserves                       (397,132)          (396,572)
       Long-term portion - property, plant
        and equipment, due to difference in
        depreciation                                           (1,777,607)        (2,945,516)
                                                              -----------        -----------
             Total deferred tax liabilities                    (2,174,739)        (3,342,088)
                                                              -----------        -----------
    Net deferred tax liability                                   (715,593)        (2,147,591)
       Less net current deferred tax liability                   (167,872)          (102,428)
                                                              -----------        -----------
             Net long-term deferred tax liability             $  (547,721)       $(2,045,163)
                                                              ===========        ===========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

     The Company did not record a valuation allowance for deferred tax assets as of June 30, 1999 and 1998. In assessing whether deferred tax assets will be realized, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of those deductible differences. The amount of deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     At June 30, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $3,600,000 which are available to offset future federal taxable income, if any, through 2018.

 (7) EMPLOYEE BENEFIT PLANS

     The Company has a savings and retirement plan (the Plan) that is available to all non-Brudi employees that choose to participate. The Company also established a savings and retirement plan for Brudi, Inc. employees (the Brudi Plan). The plans are defined contribution plans. The Plan provides for participant contributions which can be matched by Company contributions. The Company made contributions of $119,654 and $88,277 to the Plan for the years ended June 30, 1999 and 1998, respectively. The Company made contributions to the Brudi Plan of $-0- and $74,000 during 1999 and 1998, respectively. There were no Brudi, Inc. employees during 1999.

     Effective June 30, 1999, the Company's Board of Directors amended the Brudi Plan to merge that plan into the Plan. The Brudi participants' balances immediately prior to the merger shall constitute the beginning balances in the Plan. Brudi participants will have the option to transfer their balances to the Plan or receive a lump sum payment of their participant balances. Brudi participant balances transferred to the Plan will be allocated between various funds available in the Plan based on Brudi participant elections.

     The Company has implemented a self-insured employee medical plan under the 501(c)(9) trust provisions of the IRS. This plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. This plan provides health benefits to all employees that choose to participate. Employees pay specified premiums to the Company so that they and their eligible dependents will be covered by the plan. The Company makes additional monthly contributions as necessary to meet claims cost in excess of the specified premiums. The plan agreement also provides that the Company make contributions equal to insurance premiums and administrative expenses of the plan. The Company's contributions to the self-insured employee medical plan amounted to approximately $541,000 and $178,000 for the years ended June 30, 1999 and 1998, respectively.

 (8) CONTINGENCIES

     The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

                   LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                              June 30, 1999 and 1998

(9)  WARRANTS

     In connection with obtaining financing through the issuance of notes and preferred stock to stockholders, the Company has issued several classes of warrants. The warrants enable the holders to acquire approximately 8,991,000 shares of the common stock of the Company on a fully diluted basis. Exercise of approximately 3,885,000 of the warrants could be made for an insignificant amount. The remaining common stock warrants are exercisable at $1.50. Additionally, the Company has issued warrants to enable the holders to acquire 493,970 Series E preferred shares for $5.50 per share. It is expected that the Series E preferred stock will have a redemption value of $10 per share. In connection with the TBM Merger (see note 11), all warrants to purchase common stock were canceled and extinguished.

(10) NONRECURRING EXPENSES

     During 1998, as discussed in note 3, the Ridgefield, Washington operations were consolidated into the Houston, Texas and Little Rock, Arkansas operations. In connection with this restructuring, the Company incurred $2,230,121 in expenses for travel, recruiting, freight to transport capital equipment, and depreciation on the building while idle. These expenses have been shown in the statement of operations as a separate line item for the year ended 1998. The majority of these expenses were paid during 1998, and all had been paid as of June 30, 1999.

(11) SUBSEQUENT EVENTS

     ISSUANCE OF SUBORDINATED NOTES

     In September 1999, the Company entered into Omnibus Amendment No. 3 to Financing Documents to provide financing totaling $740,000 through the issuance of additional 12% Subordinated Notes to several of its stockholders. The proceeds were used by the Company for working capital purposes.

     MERGER WITH A WHOLLY-OWNED SUBSIDIARY OF TBM HOLDINGS, INC.

     On February 23, 2000, the Company completed a merger with a wholly-owned subsidiary of TBM Holdings, Inc. (TBM), whereby such wholly-owned subsidiary of TBM will be the surviving corporation. The merger consideration consisted of (a) the payment of $1.5 million to the existing shareholders of the Company, (b) the assumption of all existing debt of the Company by the surviving corporation, (c) the surviving corporation's issuance of $3.0 million of new subordinated notes to refinance a portion of the existing subordinated notes with certain shareholders and (d) 500,000 shares of TBM common stock at $6 per share for repayment of the remaining $3.0 subordinated notes outstanding at the date of acquisition. Additionally, new contingent subordinated notes will be issued to certain preferred and common shareholders in an aggregate amount not to exceed $2.0 million in the event that certain net sales targets are achieved in calendar year 2000 as defined in the merger agreement. In connection with the TBM Merger, the Company transferred certain real property located in Little Rock, Arkansas to an affiliate of certain shareholders of the Company.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)

                                                                JANUARY 1,      JUNE 30,
                                                                  2000           1999
                                                                  ----           ----
                                                              (unaudited)
             ASSETS

Current assets:
     Cash and Cash equivalents                                  $    164        $    121
     Trade accounts receivable, net                                5,579           6,253
     Inventories                                                   7,002           9,008
     Prepaid expenses and other receivables                          166             158
                                                                --------        --------
        Total current assets                                      12,911          15,540
     Property, plant and equipment, net                            9,290           9,745
     Goodwill, net                                                 5,466           5,564
     Other assets                                                    465             512
                                                                --------        --------
        Total assets                                            $ 28,132        $ 31,361
                                                                ========        ========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Trade accounts payable                                     $  4,095        $  4,454
     Current portion of revolving credit loan                      3,638           3,987
     Current portion of long-term debt                             7,439           6,502
     Accrued expenses                                              1,704           1,365
     Net deferred tax liability                                       --             168
     Bank overdraft payable                                          361             431
                                                                --------        --------
        Total current liabilities                                 17,237          16,907

Revolving credit loan, excluding current portion                   3,200           3,200
Long-term debt, excluding current portion                          5,500           5,571
Other long-term liabilities                                           39              23
Net deferred tax liability                                            --             547
Mandatory redeemable convertible Series D preferred
     stock, $10 par and liquidation value.  Authorized
     250,000 shares; 219,975 shares issued and
     outstanding                                                   2,389           2,322
Mandatory redeemable warrants and common stock,
      $0.01 par value - 1,133,333 shares issued and
      outstanding                                                  1,869           1,869
Stockholders' equity (deficit):
     Series B preferred stock, $0.01 par value, $.45
        liquidation value.  Authorized 1,900,000 shares;
        1,785,322 issued and outstanding                              18              18
     Series C preferred stock, $0.01 par value, $.90
        liquidation value.  Authorized 1,900,000 shares;
        1,785,322 issued and outstanding                              18              18
     Common stock, $.01 par value.  Authorized 7,500,000
        shares; 4,786,678 shares issued and outstanding of
        which 1,133,333 shares are considered mandatory
        redeemable                                                    37              37
     Additional paid-in capital                                    3,526           3,526
     Accumulated other comprehensive loss - foreign
        currency translation adjustments                            (136)           (155)
     Accumulated deficit                                          (5,565)         (2,522)
                                                                --------        --------
        Total stockholders' equity (deficit)                      (2,102)            922
Commitments and contingencies                                   --------        --------
        Total liabilities and stockholders' equity              $ 28,132        $ 31,361
                                                                ========        ========


          See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)
                                   (unaudited)

                                                         SIX MONTHS ENDED
                                                    ----------------------------
                                                    JANUARY 1,        JANUARY 1,
                                                       2000              1999
                                                       ----              ----
Net Sales                                            $ 19,071          $ 19,106
Cost of Sales                                          17,467            16,166
                                                     --------          --------
       Gross Profit                                     1,604             2,940


Selling, general and administrative expenses            4,479             4,775
                                                     --------          --------
       Operating loss                                  (2,875)           (1,835)
Interest expense                                          849             1,093
Other income, net                                         (72)             (149)
                                                     --------          --------
       Loss before income taxes                        (3,652)           (2,779)
                                                     --------          --------
Income tax expense (benefit)                             (676)             (880)
                                                     --------          --------
       Net loss                                      $ (2,976)         $ (1,899)
                                                     ========          ========



          See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (unaudited)


                                                                SIX MONTHS ENDED
                                                          ---------------------------
                                                          JANUARY 1,      JANUARY 1,
                                                          ----------     ------------
                                                              2000            1999
                                                              ----            ----
Cash flows from operating activities:
    Net loss                                                $(2,976)       $(1,899)
Adjustments to reconcile net loss to net cash used
  in operating activities:
    Depreciation and amortization                               727            983
    Deferred income taxes                                      (715)          (953)
    Inventory obsolescence expense                            1,128             --
    Bad debt expense                                            157             51
    Gain on sale of property, plant and equipment               (10)           (45)
Changes in working capital components                         1,528          1,031
                                                            -------        -------
       Net cash used in operating activities                   (161)          (832)

Cash flows from investing activities -
    Capital expenditures for property, plant
    and equipment, net                                         (262)        (1,205)
Cash flows from financing activities:
    Change in bank overdraft payable                            (70)           849
    Net borrowings under revolving credit loan                 (349)          (537)
    Borrowings under long-term debt                           1,016            (14)
    Principal payments on long-term debt                       (150)          (570)
    Proceeds from issuance of Series D preferred stock           --          2,167
                                                            -------        -------
       Net cash provided by financing activities                447          1,895
                                                            -------        -------
       Effect of foreign currency translation on cash            19            (26)
                                                            -------        -------
       Net increase (decrease) in cash                           43           (168)
                                                            -------        -------
Cash at beginning of period                                     121            256
                                                            -------        -------
Cash at end of period                                       $   164        $    88
                                                            =======        =======

Supplemental cash flow disclosure:
    Cash paid for interest                                  $   844        $ 1,038
    Cash paid for income taxes                              $    56        $     -
Supplemental non cash disclosure:
    Dividends on Series D preferred stock                   $    67        $    54


          See accompanying notes to consolidated financial statements.

                   LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (In thousands, except per share data)
                                 (unaudited)


(1)   GENERAL

The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly present such information. Certain amounts previously reported in the consolidated financial statements have been reclassified to conform to the current year presentation. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting policies have been omitted pursuant to such rules and regulations. These interim financial statements should be read in conjunction with the Company's most recently audited consolidated financial statements included herein.

(2) INVENTORIES

Inventory costs at January 1, 2000 and June 30, 1999 are summarized as follows:

                                                      January 1,             June 30,
                                                         2000                  1999
                                                       -------               -------
     Raw materials                                     $ 3,226               $ 4,600
     Work in process                                     1,050                 1,475
     Finished goods                                      3,289                 3,490
     LIFO reserve                                         (563)                 (557)
                                                       -------               -------
     Total inventories                                 $ 7,002               $ 9,008
                                                       =======               =======


(3) LONG-TERM DEBT AND REVOLVING CREDIT LOAN

Long-term debt at January 1, 2000 and June 30, 1999 is summarized as follows:

                                                                                          January 1,    June 30,
                                                                                             2000         1999
                                                                                             ----         ----
          Note payable to bank, due in monthly principal installments of $51, beginning August 1, 1999, plus interest at the lender's prime rate
          plus 0.75%, with final payment due April 20, 2002                               $  4,748      $  4,850

          Notes payable to stockholders, interest at 12% paid monthly, due in monthly principal installments of  $187 beginning June 30, 2001, with
          final payment due June 19, 2003                                                    5,955         5,955

          Notes payable to stockholders, interest at 12% paid monthly, due in monthly principal installments of $21 beginning June 30, 2001, with
          final payment due June 19, 2003                                                      620           620

          Notes payable to stockholders, interest at 12% paid monthly,
          due January 31, 2000                                                                 491           491

          Notes payable to stockholders, interest at 12% paid monthly,
          due September 21, 2001                                                               740            --

          Notes payable to stockholders, interest at 12% paid monthly,
          due October 31, 2001                                                                 297            --

          Capital lease obligations, interest between 5.7 - 14.25%
          due in monthly installments                                                           88           157
                                                                                           -------       -------
               Total long-term debt                                                       $ 12,939      $ 12,073
          Less current portion                                                               7,439         6,502
                                                                                           -------       -------
               Long-term debt, excluding current portion                                  $  5,500      $  5,571
                                                                                           =======       =======

During fiscal year 1998 and through April 20, 1999, the Company had a revolving credit loan that contained a maximum limit of $7,500. The borrowing base was calculated as a percentage of eligible accounts receivable as defined in the agreement and a percentage of inventory. This revolving credit loan bore interest at the lender's prime rate plus 1.5% and expired June 19, 1999. At June 30, 1998, $7,123 was outstanding under the revolving credit loan and the Company was overdrawn on its borrowing base by $566. As of June 30, 1998, the Company was in default on numerous financial covenants on the revolving credit loan and notes payable to stockholders, and on April 20, 1999, entered into a new lending agreement to replace the revolving credit loan.

Effective April 20, 1999, the Company entered into a new credit agreement with a bank to replace the existing revolving credit loan and note payable to its existing lender. The new credit agreement includes a revolving credit loan with a maximum commitment of $8,000, subject to borrowing base availability and other items, and a term loan of $4,850. Interest accrues on borrowings through the new credit agreement at the bank's prime rate (7.75% at June 30, 1999) plus 0.50% to 0.75% under differing circumstances. Subject to borrowing base limitations calculated on eligible inventory and accounts receivable, the revolving credit loan is due and payable on April 20, 2002. Additionally, a one-quarter percent fee per annum is paid to the bank for the unused portion of the revolving loan commitment. A commitment fee of $48 was paid to the bank at the time of entering into the new credit agreement. At January 1, 2000 the borrowing base availability for the revolving credit loan was determined to be $7,347 of which the Company had utilized $6,838.

The new credit agreement requires the Company, among other provisions to: (1) maintain certain financial ratios and covenants, (2) maintain and assign to the bank, key man life insurance policies in the amount of $1,000 on each of the Company's president and chief financial officer, (3) restrict dividend payments without the bank's approval and (4) pay an early termination fee in the event the credit agreement is terminated prior to its scheduled maturity. The credit agreement is secured by substantially all the assets of the Company.

At June 30, 1999, the Company was in default on numerous financial covenants under the new credit agreement and notes payable to stockholders. The Company obtained a forbearance agreement from the bank. However, at October 31, 1999, the Company was unable to comply with one of the financial covenants of the forbearance agreement. While the Company received a waiver of payment acceleration from holders of the notes payable to stockholders, no such waiver was received from the bank.

In September 1999, the Company entered into Omnibus Amendment No. 3 to Financing Documents to provide financing totaling $740 through the issuance of additional 12% Subordinated Notes to several of its stockholders. The proceeds were used by the Company for working capital purposes.

In connection with the TBM Merger (see note 7), the Company amended its existing bank credit facility, which cured the default under the forbearance agreement. Additionally, as discussed in note 7, $6,000 of the subordinated debt was refinanced through the issuance of $3,000 of new subordinated debt and 500,000 shares of TBM common stock valued at $6 per share. The Company, in connection with the TBM Merger, reduced the amount outstanding on its existing revolving loan and term loan to $3,200 and $2,500, respectively. Interest on the amended bank revolving credit loan accrues at the prime rate plus 0.25% to 1.0% under different circumstances. The revolving credit loan matures on March 31, 2003. The amendment also provides that the term loan be repaid in principal installments of $60, payable on the first day of each month beginning January 1, 2001, and continuing through and including December 1, 2001, and $50, payable on the first day of each month beginning January 1, 2002, and continuing through March 31, 2003. The Company is required to meet certain financial covenants as defined in the amendment.

All of the above notes and the revolving credit loan are secured by liens on substantially all of the Company's assets. In addition, the agreements contain various restrictions relating to entering into certain activities, payment of dividends, investments, capital leases, purchases and sale of assets, etc. and also require compliance with certain financial ratios and minimum levels of working capital.

The aggregate maturities of the Company's long-term debt and revolving credit loan at January 1, 2000 (after giving effect to the refinancing in the TBM Merger discussed in note 7) are as follows:


                             Year ending
                             December 31,
                           -----------------
                                2000                    $ 11,077
                                2001                         720
                                2002                         600
                                2003                       4,380
                                2004                          --
                              Thereafter                   3,000
                                                         -------
                                                        $ 19,777
                                                         =======


(4) STOCKHOLDERS' EQUITY

During 1996, Long Reach Holdings' Board restated the Company's Articles of Incorporation to authorize the issuance of 1,900,000 shares of Series B, 5% cumulative, preferred stock with a par value of $0.01 and 1,900,000 shares of Series C, 5% cumulative, preferred stock with a par value of $0.01. Series B shares have a face and liquidation value of $0.45, and Series C shares have a face and liquidation value of $0.90. At January 1, 2000 and June 30, 1999, preferred dividends in arrears amounted to $241 and $181, respectively. At January 1, 2000, $181 of dividends in arrears had not been declared by the board of directors and were therefore not accrued by the Company. The Company's agreement with its bank lender limits the payment of dividends.

On August 3, 1998, the Company issued 219,975 shares of Series D, 6% Mandatory Redeemable Convertible Preferred Stock (Series D) at a par value of $10.00 per share, together with warrants exercisable into an aggregate of 1,000,000 shares of common stock at a price of $1.50 per share. Proceeds of approximately $2,167, net of offering costs, were used for working capital and other general corporate purposes. Dividends on the Series D are fully cumulative and payable when, as, and if declared, in cash or shares of common stock (at a rate of $0.75 per share of common stock), at the option of the holder of the shares of Series D. All of the Series D shall be redeemed upon the earlier of certain events, including a change of control, or July 31, 2001 at a redemption price of $10.00 per share plus any accumulated and unpaid dividends subject to the terms of certain agreements the Company has entered into with its lenders. If not redeemed on July 31, 2001, the dividend rate of the Series D will increase 1% on July 31, 2001 and shall continue to increase in increments of 1% annually until redeemed or the dividend rate increases to 10%. The Series D is convertible into 13.33 shares of the Company's common stock at the option of the holder. For the six months ended January 1, 2000, $67.0 of dividends in arrears has been accrued by the Company as an increase in mandatory redeemable convertible Series D preferred stock.

In connection with the August 3, 1998 issuance of the Series D, the Company granted a put option to certain shareholders who own common stock and warrants to purchase common stock of the Company. This put option gives the holders thereof the right to sell all or any part of their shares of common stock and warrants and shares of common stock issuable or issued upon the exercise of the warrants. The Company is not obligated to repurchase such securities until after the earliest to occur of (a) June 19, 2001, (b) a public offering of the Company's common stock, (c) a "change in control" as defined in the Note, Stock, and Warrant Purchase Agreement dated June 19, 1996 (Purchase Agreement) and in the Series B Purchase Agreement, or (d) the occurrence of certain events of default under the Purchase Agreement. If the put option is exercised, the Company would have to pay the fair value per share as defined in the Series D Preferred Stock Agreement. Accordingly, at January 1, 2000 and June 30, 1999, the Company has classified the book value of the common stock, and warrants to purchase common stock, subject to put options, outside of equity as mandatory redeemable common stock.


In connection with the TBM Merger (see note 7), each outstanding share of the Company's common and preferred stock, and all warrants, options and other rights to purchase the Company's common stock, were canceled and extinguished.

(5)       CONTINGENCIES

The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

(6)       WARRANTS

In connection with obtaining financing through the issuance of notes and preferred stock to stockholders, the Company has issued several classes of warrants. The warrants enable the holders to acquire approximately 8,991,000 shares of the common stock of the Company on a fully diluted basis. Exercise of approximately 3,885,000 of the warrants could be made for an insignificant amount. The remaining common stock warrants are exercisable at $1.50. Additionally, the Company has issued warrants to enable the holders to acquire 493,970 Series E preferred shares for $5.50 per share. It is expected that the Series E preferred stock will have a redemption value of $10 per share. In connection with the TBM Merger (see note 7), all warrants to purchase common stock were canceled and extinguished.

(7)       SUBSEQUENT EVENT

Merger with a Wholly-owned Subsidiary of TBM Holdings, Inc.

On February 23, 2000, the Company completed a merger with a wholly-owned subsidiary of TBM Holdings, Inc. (TBM), whereby such wholly-owned subsidiary was the surviving corporation. The merger consideration consisted of (a) the payment of $1,500 to the existing shareholders of the Company, (b) the assumption of all existing debt of the Company by the surviving corporation, (c) the surviving corporation's issuance of $3,000 of new subordinated notes to refinance a portion of the existing subordinated notes with certain shareholders and (d) 500,000 shares of TBM common stock at $6 per share for repayment of the remaining $3,000 subordinated notes outstanding at the date of acquisition. Additionally, new contingent subordinated notes will be issued to certain preferred and common shareholders in an aggregate amount not to exceed $2,000 in the event that certain net sales targets are achieved in calendar year 2000 as defined in the merger agreement. In connection with the TBM Merger, the Company transferred certain real property located in Little Rock, Arkansas to an affiliate of certain shareholders of the Company.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements consist of the unaudited condensed combined pro forma statement of operations of TBM Holdings, Inc. (the "Company") for the year ended January 1, 2000 and the unaudited condensed combined pro forma balance sheet of the Company as of January 1, 2000 and related notes. The unaudited condensed combined pro forma statement of operations of the Company gives effect to the merger between Long Reach Holdings, Inc. and the Company (TBM Merger) as if such transaction had occurred on January 1, 1999. The unaudited condensed combined pro forma balance sheet of the Company gives effect to the TBM Merger as if such transaction had occurred on January 1, 2000.

     The historical data of the Company as of and for the year ended January 1, 2000 have been derived from the Company's audited financial statements. The unaudited historical data of Long Reach Holdings, Inc. have been derived from its unaudited consolidated financial statements as of and for the year ended January 1, 2000.

     The unaudited pro forma financial statements are based on assumptions and include adjustments as explained in the notes thereto. The unaudited pro forma financial statements are not necessarily indicative of the actual financial results if the transaction described in the preceding paragraphs had been effective on and as of the dates indicated and should not be considered indicative of operations in future periods or as of future dates.

                              TBM HOLDINGS, INC.
              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

                                January 1, 2000

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      TBM           LONG REACH                               TBM
                                                    HOLDINGS         HOLDINGS            PRO FORMA         HOLDINGS
                                                   HISTORICAL       HISTORICAL         ADJUSTMENTS        PRO FORMA
                                                   -----------      ----------         -----------        ---------
                                                                    (UNAUDITED)                          (UNAUDITED)
ASSETS

Current assets:
   Cash                                            $ 12,064         $    164            $ (7,385) (j)      $  4,843
   Accounts Receivable, net                              --            5,579                                  5,579
   Inventories                                           --            7,002                 332  (l)         7,334
   Prepaid expenses and other
   receivables                                           11              166                                    177
                                                 ---------------   ----------         --------------       --------
       Total current assets                          12,075           12,911              (7,053)            17,933
                                                 ---------------   ----------         --------------       --------
Property, plant and equipment, net                       --            9,290              (1,604) (a)
                                                                                            (701) (b)         6,985
Goodwill                                                 --            5,466                 285  (c)         5,751
Other assets                                              8              465                (326) (k)
                                                                                             187  (i)           334
                                                 ---------------   ----------          --------------      --------
                                                   $ 12,083         $ 28,132            $ (9,212)          $ 31,003
                                                 ===============   ==========          ==============      ========
   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses         $     67          $ 5,799                 932  (i)         6,798
     Legal settlement                                    80               --                                     80
     Current portion of revolving
       credit loan                                       --            3,638              (3,638) (d)            --
     Current portion of long-term debt                   --            7,439              (2,247) (d)
                                                                                          (3,000) (f)
                                                                                          (2,103) (g)            89
     Current deferred tax liability                      --               --                                     --
     Bank overdraft payable                              --              361                                    361
                                                  ---------------   ----------         --------------       --------
          Total current liabilities                     147           17,237             (10,056)             7,328
                                                 ----------------   ----------         --------------       --------
Revolving credit loan                                    --            3,200              (3,200) (d)
                                                                                           3,200  (e)         3,200
Long-term debt, excluding current portion                --            5,500              (2,500) (d)
                                                                                           2,500  (e)
                                                                                          (3,000) (g)
                                                                                           3,000  (g)         5,500
Other long-term liabilities                              --               39                                     39
Net deferred tax liability                               --               --                                     --
Mandatory redeemable convertible Series D
   preferred stock, $10 par and
   liquidation value. Authorized
   250,000 shares; 219,975 shares issued
   and outstanding                                       --            2,389              (2,389) (h)            --
Mandatory redeemable warrants and common
   stock, $0.01 par value-$1,133,333 shares
   issued and outstanding                                --            1,869              (1,869) (h)            --
Stockholders' equity
     Preferred stock, $.001 par value,
        no shares issued and outstanding                --               --                                      --
     Series B preferred stock, $.01 par value,
        $.45 liquidation value. Authorized
        1,900,000 shares; 1,785,322 issued
        and outstanding                                 --               18                  (18) (h)            --
     Series C preferred stock, $.01 par value,
        $.90 liquidation value. Authorized
        1,900,000 shares; 1,785,322 issued
        and outstanding                                  --               18                 (18) (h)            --
     Common stock, $.001 par value, 2,601,000
        shares issued and outstanding,
        3,101,000 pro forma shares issued
        and outstanding                                   3               --                                      3
     Common stock, $.01 par value. Authorized
        7,500,000 shares; 4,786,678 shares
        issued and outstanding, of which
        1,133,333 shares are considered
        mandatory redeemable                             --               37                 (37) (h)            --
     Additional paid-in capital                      24,264            3,526              (3,526) (h)
                                                                                           3,000  (f)        27,264
     Accumulated other comprehensive loss-
        foreign currency translation
        adjustments                                      --             (136)                136  (h)            --
     Accumulated deficit                            (12,331)          (5,565)              5,565  (h)       (12,331)
                                                 ---------------   ----------         ---------------       ---------

          Total stockholders' equity (deficit)       11,936           (2,102)              5,102             14,936
Commitments and contingencies
                                                  ---------------   ----------         --------------       --------
                                                    $12,083          $28,132             $(9,212)           $31,003
                                                  ===============   ==========          =============       ========

          See accompanying notes to unaudited condensed combined pro forma balance sheet.

                                TBM HOLDINGS, INC.
         NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


On February 23, 2000, TBM Holdings, Inc. (the Company) acquired Long Reach Holdings, Inc., for (1) $1,500 of cash, (2) the issuance of 500,000 shares of common stock valued at $6 per share, (3) the issuance of $3,000 of subordinated notes and (4) the assumption of $10,920 of outstanding bank debt at the date of the acquisition (approximately $11,584 at January 1, 2000). Long Reach Holdings, Inc.'s primary business is the manufacturing and marketing of hydraulically activated material handling equipment. The acquisition has been accounted for using the purchase method of accounting, effective at the date of acquisition. The purchase price was allocated to assets purchased and liabilities assumed as follows:

Working capital                     $     177
Property, plant and equipment           6,985
Goodwill                                5,751
Other assets                              326
Long-term debt                         (8,700)
Other liabilities                         (39)
                                     --------
     Purchase Price                 $   4,500
                                     ========

The unaudited condensed combined pro forma balance sheet at January 1, 2000 presents the acquisition as if it had occurred on that date. The unaudited condensed combined pro forma statement of operations presents the acquisition as if it had occurred on January 1, 1999.

These statements should be read in conjunction with the separate audited financial statements and notes thereto of TBM Holdings, Inc.'s previously filed financial statements and Long Reach Holdings, Inc.'s consolidated financial statements filed herein. The unaudited condensed combined pro forma statements are not necessarily indicative of the results of operations of TBM Holdings, Inc. as it may be in the future or as it might have been had the acquisition been effective January 1, 2000 or January 1, 1999.


(a) Reflects the transfer of certain real property located in Little Rock, Arkansas to an affiliate of certain shareholders of Long Reach Holdings, Inc. at closing, with a net book value of approximately $1,604 at January 1, 2000.

(b) Reflects the adjustment to record fixed assets at their estimated fair value at the acquisition date.

(c) Reflects the application of the purchase price to Long Reach Holdings Inc.'s assets acquired and liabilities assumed. The resulting goodwill is expected to be amortized over a period of 20 years.

(d)   Reflects the payment of bank debt assumed from Long Reach Holdings, Inc.

(e) Reflects the proceeds to the Company from borrowings under its newly negotiated bank debt with Long Reach Holdings, Inc.'s previous lender.

(f) Reflects the issuance of 500,000 shares of the Company's common stock at $6 per share to Long Reach Holdings, Inc.'s subordinated note holders.

(g) Reflects the redemption of $5,103 of the existing subordinated notes for the issuance of $3,000 subordinated notes to Long Reach Holdings Inc.'s subordinated note holders. Should the operations of Long Reach Holdings, Inc. achieve certain net sales targets in the year 2000, the Company will issue up to $2,000 of additional subordinated notes. The additional subordinated notes have not been reflected in the unaudited condensed combined pro forma statements due to the contingent nature of such subordinated notes.

(h) Reflects equity adjustments associated with the Long Reach Holdings, Inc. acquisition.

(i) Reflects the accrual of $932 transaction fees related to the acquisition, including $187 of financing costs.

(j) Reflects net cash used to finance the acquisition of Long Reach Holdings, Inc.

(k) Reflects the write-off of Long Reach Holdings, Inc.'s deferred financing costs related to the bank debt and subordinated notes paid in connection with the transaction.

(l) Reflects the write-up of inventory to estimated fair value less selling costs and a reasonable profit on selling efforts.

                               TBM HOLDINGS, INC.
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                               for the year ended
                                 January 1, 2000
                    (Dollars in thousands, except share data)


                                                 TBM Holdings     Long Reach                        Pro Forma
                                                  Historical      Historical      Pro Forma          Combined
                                                   (Audited)     (Unaudited)      Adjustments       (Unaudited)
                                                   ---------     -----------      -----------       -----------
Net sales                                          $     --        $ 39,229        $     --           $ 39,229
Cost of sales                                            --          33,525            (535)(a)         32,990
                                                   --------        --------        --------           --------
Gross profit                                             --           5,704             535              6,239
Selling, general and administrative
   expense                                              446           9,257            (161)(a)
                                                                                         89 (b)          9,631
                                                   --------        --------        --------           --------
Income (loss) from operations                          (446)         (3,553)            607             (3,392)
Interest expense, net                                    --          (1,773)            940 (c)           (833)
Other income, net                                       470             275              --                745
Income from discontinued operations                      15              --              --                 15
                                                   --------        --------        --------           --------
Income (loss) before income taxes                        39          (5,051)          1,547             (3,465)
Income tax expense (benefit)                             --          (1,119)           (163)(d)         (1,282)
                                                   --------        --------        --------           --------
Net income (loss)                                  $     39        $ (3,932)       $  1,710           $ (2,183)
                                                   ========        ========        ========           ========
Basic and diluted earnings (loss) per share:
   From continuing operations                      $   0.02                                           $  (1.16)
   From discontinued operations                        0.01                                               0.01
                                                   --------                                           --------
   Net                                             $   0.03                                           $  (1.15)
                                                   ========                                           ========
Basic and diluted weighted average
   shares outstanding                                 1,401                                              1,901
                                                   ========                                           ========

   See accompanying notes to unaudited condensed combined pro forma statement of operations.

                               TBM HOLDINGS, INC.
     NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                             (Dollars in thousands)


(a) Adjustment to reflect the reduction in depreciation ($535 in cost of goods sold, and $161 in selling, general and administrative expenses) resulting from the write-down of property, plant and equipment to fair value related to the TBM Merger.

(b) Adjustment to reflect the amortization of additional goodwill for the year ended January 1, 2000. The Company recorded approximately $5,751 of goodwill in the TBM Merger and is amortizing the goodwill over 20 years.

(c)  Adjustment to interest expense to reflect the following:

     Effect of additional financing incurred with the TBM Merger:

   Commitment fees on revolver                  $   34
   Bank revolver loan ($3,200 at 9.5%)             304
   Bank term loan ($2,500 at 9.5%)                 238
   Subordinated notes ($3,000 at 6.0%)             170

   Amortization of financing costs
     resulting from the TBM Merger
     ($312 amortized between 3 to 5 years)          87
                                                    --

       Pro forma interest expense                  833
       Less - Historical interest expense       (1,773)
                                                ------

       Pro forma interest expense adjustment   $  (940)
                                               =======


    The commitment fees on the revolver are calculated as 0.25% per annum of the average daily unused portion of the revolver, payable monthly.

    The effect of a 0.25% change in the annual interest rate of the bank revolver and term loans would change pro forma interest expense by $14 for the fiscal year ended January 1, 2000.

(d) Adjustment to reflect the tax impact on a pro forma basis using an effective rate of 37%.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Amendment to Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TBM HOLDINGS, INC.


                                             By: /s/ William A. Schwartz
                                                ---------------------------
                                                 William A. Schwartz
                                                 President


Dated: May 5, 2000

                                Index to Exhibits

Exhibit No.       Description
-----------       -----------

2.1               Amended and Restated Agreement and Plan of Merger, dated
                  February 4, 2000, among TBM Holdings, Inc., TBM Acquisition I,
                  Inc., Long Reach Holdings, Inc. and certain shareholders of
                  Long Reach Holdings, Inc., previously filed as an exhibit to the Company's Current Report on Form 8-K dated February 4,
                  2000, filed with the Commission on February 15, 2000.

23.1              Consent of KPMG LLP.

99.1 Press Release dated March 9, 2000, previously filed as an exhibit to the Company's Current Report on Form 8-K dated
                  February 23, 2000, filed with the Commission on March 9,
                  2000.



                                       5